EXHIBIT 4.3


                      POLICY MANAGEMENT SYSTEMS CORPORATION
                             1999 STOCK OPTION PLAN


                                  1.   PURPOSE
                                   ----------

The purpose of this Plan is to enhance the profitability and value of PMSC and to promote the interest of PMSC and its Subsidiaries by granting options to purchase Common Stock to certain Eligible Persons in order: (1) to attract and to retain such persons; (2) to provide an additional incentive to each such person to work to increase the value of Common Stock; and (3) to provide each such person with a stake in the future of PMSC which corresponds to the stake of each of PMSC's shareholders.

                                2.   DEFINITIONS
                                 --------------

Unless the context requires otherwise, capitalized terms used in this Plan shall have the meaning set forth in the Glossary attached to this Plan.

                         3.   SHARES SUBJECT TO OPTIONS
                          ----------------------------

Subject to adjustment pursuant to the provisions of Article 15 hereof, there shall be 1,750,000 shares of Common Stock reserved for use under this Plan, and such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

                               4.   EFFECTIVE DATE
                                -----------------

The effective date of this Plan shall be the date it is approved by the shareholders of PMSC voting at a duly called meeting of such shareholders.

                                 5.   COMMITTEE
                                  ------------

5.1 COMMITTEE MEMBERS. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "non-employee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under this Plan.

5.2 ADMINISTRATION BY THE COMMITTEE. This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and (subject to the terms of this Plan) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. All actions of the Committee shall be binding on PMSC, on each affected Optionee, and on each other person directly or indirectly affected by such action.

5.3 GRANTS TO NON-EMPLOYEE DIRECTORS. Awards of Options to non-employee directors shall be approved by the Board. With respect to awards to non-employee directors, all rights, powers and authorities vested in the Committee under this Plan shall instead be exercised by the Board, and all provisions of this Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

                                6.   ELIGIBILITY
                                 --------------

Only Eligible Persons shall be eligible for the grant of Options under this Plan.

                              7.   GRANT OF OPTIONS
                               -------------------

7.1 COMMITTEE ACTION. The Committee, in its absolute discretion, may, from time to time, grant Options to those Eligible Persons selected by the Committee, pursuant to the terms of this Plan. The grant of an Option shall be effective upon the date the grant is approved by the Committee, except to the extent the Committee shall specify a later date, then that later date shall be the effective date of the grant. At the election of the Committee, each grant of an Option shall be evidenced by an Option Agreement incorporating such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. The Option Agreement may include additional provisions and restrictions which are not inconsistent with this Plan. Each Option shall be designated, at the discretion of the Committee, as an ISO or a Non-ISO; provided, however, that ISO's may only be granted to Eligible Persons who are employees of PMSC.

7.2 ANNUAL INDIVIDUAL LIMIT. The maximum number of Options which may be granted under this Plan during any calendar year to any individual shall not exceed 500,000, subject to adjustment in the manner provided in this Plan for changes in capital structure and other corporate transactions.

                                8.   OPTION PRICE
                                 ---------------

The Option Price for each share of Common Stock subject to an Option shall be no less than Fair Market Value of a share of Common Stock on the effective date of the grant of the Option

                              9.   EXERCISE PERIOD
                               ------------------

9.1 TERM OF OPTION. Subject to the terms of this Plan and any further restrictions which may be contained in an Option Agreement, an Option may be exercised in whole or in part, with respect to whole shares only, during the Term commencing on the date one (1) year after the effective date such Option is granted and ending on the earlier of: (1) the date such Option is exercised in full; or (2) the date which is one day prior to the tenth anniversary of the date such Option is granted.

9.2 EXERCISABILITY SCHEDULE. At the time of grant, the Committee shall establish a schedule for the Options to become exercisable, but in no event shall an Option be scheduled at the effective date of grant to become exercisable earlier than in three (3) equal installments on the first, second, and third anniversary dates of the effective date of the grant of the Option.

9.3 OPTION EXERCISE; WITHHOLDING. Subject to such terms and conditions as shall be specified in an Option Agreement, an otherwise exercisable Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to PMSC at its principal office, and payment in full to PMSC at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made: (i) in cash or by cash equivalent; (ii) at the discretion of the Committee, in Common Stock that has been held by the Optionee for at least six (6) months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise; (iii) at the discretion of the Committee, by a delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to PMSC in satisfaction of the Option Price (conditioned upon the payment of such net proceeds); (iv) at the discretion of the Committee, by a combination of the methods described above; or (v) by such other method as may be approved by the Committee and set forth in the Option Agreement. In addition to and at the time of payment of the Option Price, the Optionee shall pay to PMSC the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Committee and set forth in the Option Agreement.

                            10.   NONTRANSFERABILITY
                             ----------------------

All Options shall be nontransferable except upon the Optionee's death, by the Optionee's will or the laws of descent and distribution.

                         11.   ADDITIONAL RULES FOR ISOS
                          -----------------------------

11.1 ANNUAL LIMITS. No ISO shall be granted to an Optionee as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which ISO's are exercisable for the first time in any calendar year under this Plan and any other stock option plans of PMSC, any Subsidiary, or any Parent Corporation, would exceed the maximum amount permitted under section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

11.2 TERMINATION OF EMPLOYMENT. An ISO may provide that such Option may be exercised not later than three (3) months following termination of employment of the Optionee with PMSC and all Subsidiaries, subject to special rules relating to death, as and to the extent determined by the Committee to be consistent with the requirements of section 422 of the Code and Treasury Regulations thereunder.

11.3 OTHER TERMS AND CONDITIONS. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an "incentive stock option" under section 422 of the Code. An Option Agreement for an ISO may provide that such Option shall be treated as a Non-ISO to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied.

11.4 DISQUALIFYING DISPOSITIONS. If shares of Common Stock acquired by exercise of an ISO are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify PMSC in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                          12.   TERMINATION OF SERVICE
                           --------------------------

12.1 DEATH. Unless otherwise provided by the Committee and set forth in an Agreement, if an Optionee shall die at any time after the date of grant and while an Eligible Person or prior to expiration of the times set forth in Sections 11.2 or 12.2, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with this Plan pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one (1) year after the date of the Optionee's death (subject to the term of the Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised.

12.2 OTHER TERMINATION OF SERVICE. Unless otherwise provided by the Committee and set forth in an Option Agreement or as set forth herein, if an Optionee's employment or other service with PMSC or any Subsidiary shall be terminated for any reason other than death (including by reason of retirement), the Optionee shall have the right, during the period ending ninety (90) days after such termination (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised.

12.3 OTHER CIRCUMSTANCES. Notwithstanding any other provision of this Plan and upon death or a termination of employment or service, the Committee may, but shall not be required to do so, in its sole and absolute discretion, permit an Optionee to exercise outstanding Options including Options that have not yet become exercisable sooner or later than would otherwise be permitted by this Plan and/or an Option Agreement.

                          13.   SECURITIES REGISTRATION
                           ---------------------------

Each Option Agreement shall provide that, upon the receipt of shares of Common Stock as a result of the surrender or exercise of an Option, the Optionee shall, if so requested by PMSC, hold such shares of Common Stock for investment and not with a view of resale or distribution to the public and, if so requested by PMSC, shall deliver to PMSC a written statement satisfactory to PMSC to that effect. As for Common Stock issued pursuant to this Plan, PMSC at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Common Stock to an Optionee under the Securities Act of 1933, as amended, and under any other applicable securities laws or to qualify such Common Stock for an exemption under any such laws prior to the issuance of such Common Stock to an Optionee; provided, however, PMSC shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Common Stock by an Optionee.

                               14.   LIFE OF PLAN
                                ----------------

No Option shall be granted under this Plan on or after the date which is one day prior to the tenth anniversary of the effective date of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable.

                                15.   ADJUSTMENT
                                 --------------

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by PMSC of all or substantially all of its property, or any other change in the corporate structure or shares of PMSC, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to cash, other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Committee may change in the manner that it shall deem to be equitable and appropriate the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Article 3 within the meaning of Article 17 of this Plan.

                             16.   CHANGE IN CONTROL
                              ---------------------

Unless otherwise provided by the Committee and set forth in an Option Agreement, upon a Change in Control of PMSC, each outstanding Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable exercisability schedule or vesting requirement.

                             17.   AMENDMENT TO PLAN
                              ---------------------

The Board may at any time and from time to time and in any respect, amend or modify this Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by PMSC's shareholders. Notwithstanding the foregoing, no amendment or modification of this Plan shall in any manner: (i) affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option; (ii) increase the number of shares reserved under Article 3 without the approval of the shareholders of PMSC; or (iii) reduce the exercise price at which Options may be granted below the fair market value of the common stock on the effective date of grant.

                               18.   MISCELLANEOUS
                                -----------------

18.1 NO SHAREHOLDER RIGHTS. No Optionee shall have any right as a shareholder of PMSC or any Subsidiary as a result of the grant of an Option under this Plan or the exercise of such Option, pending the actual delivery of the Common Stock subject to such Option to such Optionee.

18.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option to an Optionee under this Plan shall not constitute a contract of employment and shall not confer on an Optionee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in an Option Agreement which evidences his or her Option.

18.3 WITHHOLDING. The exercise of any Option granted under this Plan shall constitute an Optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

18.4 CONSTRUCTION. This Plan shall be construed under the laws of the State of South Carolina.



IN WITNESS WHEREOF, PMSC has caused its duly authorized officer to execute this Plan effective as of _________, 1999 to evidence its adoption of this Plan.

POLICY  MANAGEMENT  SYSTEMS  CORPORATION


BY:     ________________________________________
G.  Larry  Wilson
President

                                    GLOSSARY
                                     TO THE
                             1999 STOCK OPTION PLAN

The  following  definitions  apply  unless  the  context  requires  otherwise.

BOARD  -  means  the  Board  of  Directors  of  PMSC.
-----

CHANGE  IN  CONTROL  -  means  the  occurrence  of  one of the following events:
-------------------

(a) any "person" (as such term is defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act') and as used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PMSC representing 33 1/3% or more of the combined voting power of PMSC's then outstanding securities eligible to vote for the election of the Board (the "PMSC Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (i) an acquisition by PMSC of any of its Subsidiaries; (ii) an acquisition by any employee benefit plan or employee stock plan sponsored or maintained by PMSC or any of its Subsidiaries or any trustee or fiduciary with respect to such plan; or (iii) an acquisition by any underwriter temporarily holding PMSC Voting Securities pursuant to an offering of such securities;

(b)     individuals  who,  as  of  the  date  hereof,  constitute the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority thereof; provided however, that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by PMSC's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of PMSC in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (b), considered as though such person were a member of the Incumbent Board, but excluding for this purpose any individual elected or nominated as a director of PMSC as a result of any actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board;

(c) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of PMSC or any of its Subsidiaries that requires the approval of PMSC's shareholders, whether for such transactions or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (i) immediately following such Business
Combination: (A) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by PMSC Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such PMSC Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such PMSC Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan or employee stock plan sponsored or maintained by the Surviving Corporation or Parent Corporation or any trustee or fiduciary with respect to any such plan) is or becomes the beneficial owner, directly or indirectly, of 33 1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination or (ii) the Business Combination is effected by means of the acquisition of PMSC Voting
Securities from PMSC, and prior to such acquisition a majority of the Incumbent Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (c); or

(d) the shareholders of PMSC approve a plan of complete liquidation or dissolution of PMSC or the sale or other disposition of all or substantially all of the assets of PMSC and its Subsidiaries, other than a sale or disposition of assets to a Subsidiary of PMSC.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33 1/3% of PMSC Voting Securities as a result of the acquisition of PMSC Voting Securities by PMSC which, by reducing the number of PMSC Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by PMSC (if not for the operation of this sentence), and after PMSC's acquisition such person becomes the beneficial owner of additional PMSC Voting Securities that increases the percentage of outstanding PMSC Voting
Securities beneficially owned by such person, a Change in Control shall then occur.

CODE  -  means  the  Internal  Revenue  Code  of  1986,  as  amended.
----

COMMITTEE  -  means  the  Compensation  Committee  of  the  Board.
---------

COMMON  STOCK  -  means  the  common  stock  of  PMSC.
-------------

ELIGIBLE  PERSON  -  means  any person who is a full-time or part-time employee,
----------------
an officer, or a director of PMSC or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer or director of PMSC or any Subsidiary, but shall not include any person who is a Ten Percent Shareholder.

FAIR  MARKET  VALUE  - means the closing price on any date for a share of Common
-------------------
Stock on the national securities exchange on which the Common Stock is listed. In the event the Common Stock is listed on Nasdaq National Market, "Fair
Market Value" shall mean the average of the closing bid and asked prices of the Common Stock on such date or, in the absence of bid and asked prices on such day on Nasdaq National Market, such average on the first preceding day the Common Stock was traded. If no such price quotation is available, "Fair Market Value" shall mean the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common
Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

ISO  -  means  an  option granted under this Plan to purchase Common Stock which
---
satisfies  the  requirements  of  section  422  of  the  Code.

NON-ISO  -  means  an  option  granted  under this Plan to purchase Common Stock
-------
which  is  not  intended  to  qualify  as  an incentive stock option pursuant to section  422  of  the  Code.

OPTION  -  means  an  ISO  or  a  Non-ISO.
------

OPTION  AGREEMENT  -  means the written agreement or instrument which sets forth
-----------------
the  terms  of  the  Option  granted  to  an  Optionee  under  this  Plan.

OPTION  PRICE  -  means  the  price which shall be paid to purchase one share of
-------------
stock  upon  the  exercise  of  an  Option  granted  under  this  Plan.

OPTIONEE  -  means  an  Eligible Person to whom an Option has been granted under
--------
this  Plan,  which  Option  has  not  expired,  under  this  Plan.

PARENT  CORPORATION  -  (i)  for  the  purposes  of ISO's, means any corporation
-------------------
which  is  a parent of PMSC within the meaning of section 424(e) of the Code and
(ii) for the purposes of Change in Control, shall have the meaning set forth in the definition of Change in Control above.

PLAN  -  means  this  Plan,  as  amended  from  time  to  time.
----

PMSC  -  means  Policy  Management  Systems  Corporation,  a  South  Carolina
----
corporation,  and  any  successor  to  such  corporation.

SUBSIDIARY  -  (i)  means  any  corporation  which  is  a subsidiary corporation
----------
(within the meaning of section 424(f) of the Code) of PMSC and (ii) for purposes of Change in Control only, means a corporation of which PMSC owns directly or indirectly 50% or more of the voting power.

TEN  PERCENT  SHAREHOLDER  -  means a person who owns (after taking into account
-------------------------
the attribution rules of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either PMSC, a Subsidiary or a Parent corporation.

TERM  -  means  the  period during which an Option may be exercised as set forth
----
in  section  9.1  of  this  Plan.